Exhibit 99.4

BOSTON SCIENTIFIC CORPORATION

and

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of April 21, 2006

Amending and Supplementing Indenture dated as of November 18, 2004

FIRST SUPPLEMENTAL INDENTURE, dated as of April 21, 2006, between BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (the “Company”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee entered into an Indenture, dated as of November 18, 2004 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of its unsecured senior or unsubordinated debentures, notes or other evidences of indebtedness (herein and in the Base Indenture called the “Securities”) in one or more series.

Pursuant to the Indenture, the Company issued $400,000,000 aggregate principal amount of Securities of a series designated as the 5.50% Senior Notes due 2015 (the “2015 Notes”), all of which are outstanding on the date hereof.

Paragraph (2) of Section 901 of the Base Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may, without the consent of any Holders, enter into an indenture supplemental to the Base Indenture, in form satisfactory to the Trustee, to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power in the Base Indenture conferred upon the Company.

For and in consideration of the premises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company and the Trustee, it is mutually covenanted and agreed, for the equal and proportionate and benefit solely of the Holders of the 2015 Notes, as follows:

ARTICLE ONE

Relation to Base Indenture; Additional Definitions

Section 101.                                Relation to Base Indenture.  This First Supplemental Indenture shall be effective upon the date hereof and from and after the date hereof shall constitute an integral part of the Base Indenture.

Section 102.                                Additional Definitions. For all purposes of this First Supplemental Indenture:

(a)                                  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture.

(b)                                 The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture.

(c)                                  Capitalized terms used herein shall have the meaning specified herein or in the Base Indenture, as the case may be.

“Base Interest Rate” means 5.50% per annum.

“Credit Rating” means the ratings of the Company’s senior unsecured long-term debt assigned to it by Fitch, Moody’s, S&P, or any NRSRO, as applicable.

“Credit Rating Upgrade” means the occurrence, at any time following a One-Time Credit Rating Change, of a Rating Change such that the lowest Credit Rating assigned to the 2015 Notes by any of Fitch, Moody’s, or S&P following such Rating Change is higher than the lowest rating assigned to the 2015 Notes by any of Fitch, Moody’s, or S&P immediately prior to such Rating Change.

“Fitch” means Fitch, Inc. or its successor.

“Increased Interest Rate” means the Base Interest Rate plus the amount of any Interest Rate Adjustment upon the occurrence of any One-Time Credit Rating Change and any subsequent Credit Rating Upgrade as set forth in Section 201(d) herein.

“Interest Rate Adjustment” means the applicable percentage rate listed in the first column of the table set forth in Section 201(g) hereof.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“NRSRO” means a nationally recognized statistical rating organization as such           term is used in the Securities Exchange Act of 1934, as amended, and the rules and            regulations promulgated thereunder.

“One-Time Credit Rating Change” means the occurrence of one or more of the following Rating Changes :

(i)                                     the Credit Rating assigned to the 2015 Notes by Fitch is below A-; or

(ii)                                  the Credit Rating assigned to the 2015 Notes by Moody’s is below A3; or

(iii)                               the Credit Rating assigned to the 2015 Notes by S&P is below A-;

provided, that such occurrence is solely as a direct result of the closing of the Company’s acquisition of Guidant Corporation pursuant to and in accordance with the Agreement and Plan of Merger, dated as of January 25, 2006, among the Company, Galaxy Merger Sub, Inc. and Guidant Corporation (the “Acquisition Closing”), as determined by the Company, based immediately upon the announcements of Fitch, Moody’s and S&P, respectively, following the Acquisition Closing.

A “Rating Change” means a change to the Credit Rating assigned to the 2015 Notes by Fitch, Moody’s or S&P, upon or subsequent to the Acquisition Closing.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc. or its successor.

ARTICLE TWO

The Additional Terms of the 2015 Notes

Section 201.                                Interest, Interest Rates  and Interest Rate Adjustment

(a)                                  The 2015 Notes shall bear interest at the Base Interest Rate, provided however, that subject to the Acquisition Closing, the Base Interest Rate shall be subject to adjustment as provided in this Section 201 from the date hereof to but excluding the Maturity of the 2015 Notes.

(b)                                 If a One-Time Credit Rating Change occurs, then the Base Interest Rate shall be adjusted as set forth in this Section 201(g); provided, however, that in no event shall the Base Interest Rate be adjusted upward more than once.

(c)                                  If a Credit Rating Upgrade occurs, then the Increased Interest Rate per year payable on the 2015 Notes shall be decreased as set forth in Section 201(g); provided, however, that if at any time following the One-Time Credit Rating Change the lowest of the three Credit Ratings assigned to the 2015 Notes:

(i)                                     by Fitch is above BBB+;

(ii)                                  by Moody’s is above Baa1 ; or

(iii)                               by S&P is above BBB+;

then the  interest rate payable per year on the 2015 Notes shall be permanently reset to the Base Interest Rate and the provisions of Article One and Article Two of this First Supplemental Indenture shall permanently cease to apply.

Subject to Section 201(e) below, there shall be no limit on the number of times that the Increased Interest Rate payable on the 2015 Notes may be decreased upon the occurrence of an Credit Rating Upgrade ; provided, however, that in no event shall the interest rate payable on the 2015 Notes be less than the Base Interest Rate.

(d)                                 Any increase in the interest rate payable on the 2015 Notes resulting from an occurrence of a One-Time Credit Rating Change as set forth in Section 201(g) hereof shall be deemed to have occurred on and shall take effect from November 17, 2005, and such additional accrued interest shall be paid to the persons in whose names the 2015 Notes are registered at the close of business on May 1 or November 1, as the case may be, preceding such Interest Payment Date immediately following the date on which the One-Time Credit Rating Change occurred.

(e)                                  Any decrease in the Increased Interest Rate payable on the 2015 Notes resulting from an occurrence of a Credit Rating Upgrade as set forth in Section 201(c) hereof (including the reset of the interest rate to the Base Interest Rate pursuant to Section 201(c) above) shall take effect beginning on the first Interest Payment Date immediately following the date of the Rating Change.

(f)                                    In the event that all of Fitch, Moody’s, or S&P shall have discontinued, withdrawn or suspended their Credit Ratings of the 2015 Notes and the Company shall not have replaced such rating agencies with another NRSRO, then the Company shall select an NRSRO to act as a substitute credit rating agency, and the equivalent Credit Rating assigned to the 2015 Notes by that NRSRO shall be substituted for the Credit Rating assigned to the 2015 Notes by each of Fitch, Moody’s and S&P.

(g)                                 If the Credit Rating assigned to the 2015 Notes by Fitch, Moody’s, or S&P, as applicable, changes to a Credit Rating set out below then the interest payable on the 2015 Notes shall be the Base Interest Rate plus the Interest Rate Adjustment set forth opposite the lowest rating assigned by any of Fitch, Moody’s, or S&P in effect at such time:

Interest Rate Adjustment	Fitch Credit Rating	Moody’s Credit Rating	S&P Credit Rating
0.25%	BBB+	Baa1	BBB+
0.50%	BBB	Baa2	BBB
0.75%	BBB-	Baa3	BBB-
1.00%	BB+ or below	Ba1 or below	BB+ or below

ARTICLE THREE

Miscellaneous Provisions

Section 301.                                This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part of the Base Indenture. The Base Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed.

Section 302.                                This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Section 303.                                THIS FIRST SUPPLEMENTAL INDENTURE AND THE 2015 NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK .

Section 304.                                This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision in this First Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 305.                                In case any provision in this First Supplemental Indenture or the 2015 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 306.                                The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best
	Name:	Lawrence C. Best
	Title:	Executive Vice President —
Finance and Administration and Chief
Financial Officer

J.P. MORGAN TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Francine Springer
	Name:	Francine Springer
	Title:	Authorized Signatory